As filed with the Securities and Exchange Commission on January 21, 2014

Registration No. 333-184256

Registration No. 333-181325

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S—8

REGISTRATION STATEMENTS

UNDER THE SECURITIES ACT OF 1933

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333 184256

Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333 181325

Edwards Group Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Manor Royal Crawley West Sussex United Kingdom	RH10 9LW
(Address of Principal Executive Offices)	(Zip Code)

Edwards Group Sharesave Scheme

Edwards Group Limited 2012 Equity Incentive Plan

(Full Title of the Plans)

Puglisi & Associates

850 Library Avenue, Suite 204

P.O. Box 885, Newark, Delaware 19715

(Name and Address of Agent For Service)

(302) 738-6680

(Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Alexander D. Lynch, Esq.

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement No. 333-184256 registering 2,161,017 shares of Edwards Group Limited’s (the “Registrant”) ordinary shares, par value £0.002 per share, in connection with the Edwards Group Sharesave Scheme; and

•                  Registration Statement No. 333-181325 registering 6,483,051 shares of the Registrant’s ordinary shares, par value £0.002 per share, in connection with the Edwards Group Limited 2012 Equity Incentive Plan.

Effective January 9, 2014, the Registrant was acquired by Atlas Copco Group, a Swedish company (“Atlas”), in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 19, 2013, among the Registrant, Atlas and Varg Holding, a Cayman Islands exempted company and a direct or indirect wholly-owned subsidiary of Atlas (the “Merger Subsidiary”).  Pursuant to the Merger Agreement, the Merger Subsidiary merged with and into the Registrant, with the Registrant surviving as a wholly-owned direct subsidiary of Atlas (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements, the Registrant hereby removes from registration any of the securities registered under the Registration Statements that remain unsold as of the filing date of this Post-Effective Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Crawley, West Sussex, United Kingdom, on January 21, 2014.

EDWARDS GROUP LIMITED

By:	/s/ Adam Ramsay
Name:	Adam Ramsay
Title:	General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 21, 2014.

Signature	Title

/s/ Finbarr Crowley
Finbarr Crowley	Chief Accounting Officer

/s/ Alex Bongaerts
Alex Bongaerts	Director

/s/ Dirk Ville
Dirk Ville	Director

/s/ Nigel Smith
Nigel Smith	Director

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Edwards Group Limited in the City of Newark, Delaware on January 21, 2014.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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